Exhibit 99.1

Alder BioPharmaceuticals Appoints Paul B. Cleveland to Board of Directors

BOTHELL, Wash., Aug. 20, 2015 – Alder BioPharmaceuticals, Inc. (“Alder”) (NASDAQ: ALDR), a clinical-stage biopharmaceutical company developing monoclonal antibody therapeutics for the treatment of migraine, autoimmune and inflammatory diseases, today announced the appointment of Paul B. Cleveland to its Board of Directors.

“We are delighted to welcome Paul to our Board of Directors and as Chairman of our Audit Committee,” said Randall C. Schatzman, Ph.D., President and Chief Executive Officer of Alder. “Paul’s extensive experience in finance and corporate strategy in our industry will be extremely valuable as we continue to advance our lead clinical candidate, ALD403, for the prevention of migraine toward the market.”

Mr. Cleveland currently serves as President and Chief Executive Officer of Celladon Corporation and previously served as Celladon’s President and Chief Financial Officer. Mr. Cleveland also serves as a member of the Board of Directors and as Chairman of the Audit Committee of Sangamo Biosciences, Inc. Prior to Celladon, he served as Executive Vice President, Corporate Strategy and Chief Financial Officer at Aragon Pharmaceuticals before its acquisition by Johnson & Johnson. Prior to Aragon, he was General Partner and Chief Operating Office at Mohr Davidow Ventures and Executive Vice President, Corporate Development and Chief Financial Officer for Affymax. He previously was an investment banker at J.P. Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist, and a corporate lawyer at Cooley LLP, Sidley Austin LLP, and Davis Polk & Wardwell LLP. Mr. Cleveland holds a bachelor’s degree from Washington University in St. Louis and a J.D. from Northwestern University School of Law.

About Alder BioPharmaceuticals

Alder BioPharmaceuticals, Inc. is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize therapeutic antibodies with the potential to meaningfully transform current treatment paradigms. Alder’s lead clinical candidate, ALD403, inhibits a well validated molecule shown to trigger migraine attacks, calcitonin gene-related peptide (CGRP), and is currently undergoing Phase 2b clinical testing for the treatment of chronic migraines. Alder plans to initiate additional advanced clinical studies for ALD403 in high frequency migraines in 2015 and chronic migraines in 2016. Alder’s second program, ALD1613, which targets adrenocorticotropic hormone (ACTH) is undergoing Investigational New Drug (IND)-enabling preclinical studies with the initiation of clinical studies in Cushing’s disease planned for 2016. Finally, clazakizumab, previously known as ALD518, is designed to block the proinflammatory cytokine IL-6 and has completed two Phase 2b clinical trials. For more information, please visit http://www.alderbio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the further development of ALD403 and ALD1613, our expectations for the initiation of future clinical trials and studies, availability of clinical trial data, patient enrollment and the potential of ALD403, ALD1613 and clazakizumab to address the unmet medical needs of patients. All forward-looking statements included in this press release are based on our management’s beliefs and assumptions and on information currently available to our management, and we assume no obligation to update any such forward-looking statements. Any or all of our forward-looking statements in this press release may turn out to be wrong and actual events or results may differ materially. Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the caption “Risk Factors” set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the Securities and Exchange Commission (SEC) on August 5, 2015, and is available on the SEC’s website at www.sec.gov. Additional information will also be set forth in our other reports and filings we will make with the SEC from time to time. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

###

Media Contacts: David Schull or Lena Evans Russo Partners, LLC (212) 845-4271 (212) 845-4262 david.schull@russopartnersllc.com lena.evans@russopartnersllc.com	Investor Relations Contact: Sarah McCabe Stern Investor Relations, Inc. (212) 362-1200 sarah@sternir.com